Sorrento Potent Omicron Neutralizing Antibody (nAb) STI - 9167 IV STI - 9199 IN Exhibit 99.1

Disclaimer Certain statements contained in this presentation or in other documents of Sorrento Therapeutics, Inc . (the “Company”) and of any of its affiliates, along with certain statements that may be made by management of the Company orally in presenting this material, may contain “forward - looking statements” as defined in the Private Securities Litigation Reform Act of 1995 . These statements can be identified by the fact that they do not relate strictly to historic or current facts . They use words such as "estimate," "expect," "intend," "believe," "plan," "anticipate," “projected” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition . These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties . Statements regarding future action, future performance and/or future results including, without limitation, those relating to the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch and sales results (if any) of the Company’s formulations and products and regulatory filings related to the same, and receipt by the Company of milestone and royalty payments may differ from those set forth in the forward - looking statements . Peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such sales levels will be achieved, if at all, or that such market size estimates will prove accurate . The Company assumes no obligation to update forward - looking statements as circumstances change . Investors are advised to consult further disclosures that the Company makes or has made on related subjects in the Company's Form 10 - K, 10 - Q and 8 - K reports . In presenting this material or responding to inquiries in connection with a presentation, management may refer to results, projections or performance measures that are not prepared in accordance with U . S . Generally Accepted Accounting Principles (“GAAP”) as reported in the Company’s SEC filings . These results, projections or performance measures are non - GAAP measures and are not intended to replace or as a substitute for results measured under GAAP, but rather as supplement to the GAAP reported results . Because actual results are affected by these and other potential risks, contingencies and uncertainties, the Company cautions investors that actual results may differ materially from those expressed or implied in any forward - looking statement . It is not possible to predict or identify all such risks, contingencies and uncertainties . The Company identifies some of these factors in its Securities and Exchange Commission (“SEC”) filings on Forms 10 - K, 10 - Q and 8 - K, and investors are advised to consult the Company’s filings for a more complete listing of risk factors, contingencies and uncertainties effecting the Company and its business and financial performance . Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc . ZTlido  and G - MAB  are trademarks owned by Scilex Pharmaceuticals, Inc . and Sorrento, respectively . Seprehvir®, is a registered trademark of Virttu Biologics Limited, a wholly - owned subsidiary of TNK Therapeutics, Inc . and part of the group of companies owned by Sorrento Therapeutics, Inc . All other trademarks are the property of their respective owners . 2 © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

Discovery of STI - 9167 3 © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

STI - 9167 Binding to S1 Domain of SARS - CoV - 2 Variants of Concern (VOCs) 4 Analyte: WA - 1, Delta, or Omicron spike S1 domain Instrument: Biacore T200 © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

STI - 9167 Binding Kinetics to Spike S1 Domain Compared to Those of EUA - approved nAbs 5 Analyte: Omicron spike S1 domain Instrument: Biacore T200 © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

STI - 9167 Binding to SARS - CoV - 2 VOC Spike Proteins Expressed on HEK293 Cells 6 © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

Omicron Variant and Omicron + R346K Mutation Infection Statistics 7 To date: No SARS - CoV - 2 nAb approved or in development has been shown to have potent neutralization activity (≤ 100 ng/ml) against the Omicron + R346K variant © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

SARS - CoV - 2 Spike - Pseudotyped VSV Neutralization Assay 8 © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

STI-9167 Superior Neutralization Activities Against Omicron and Omicron+R346K Variants in SARS-CoV-2 Spike-Pseudotyped VSV Neutralization Assays

IC50 (ug/mL)

Variant Lineage	STI-9167	Cilgavimab (AZ)	Tixagevimab (AZ)
D614G	0.0036	0.0353	0.0056
Omicron (B.1.1.529)	0.0148	9.105	0.6386
Omicron+R346K (B.1.1.529)	0.0239	>10	0.4696


D614G
150
100
50
0
-50
% Neutralization
0.001
0.01
0.1
1
10
100
Antibody (µg/mL)
cilgavimab (AZ)
tixagevimab (AZ)
STI-9167


Omicron
150
100
50
0
-50
% Neutralization
0.001
0.01
0.1
1
10
100
Antibody (µg/mL)
cilgavimab (AZ)
tixagevimab (AZ)
STI-9167


Omicron+R436K
150
100
50
0
-50
% Neutralization
0.001
0.01
0.1
1
10
100
Antibody (µg/mL)
cilgavimab (AZ)
tixagevimab (AZ)
STI-9167

© 2022 Sorrento Therapeutics, Inc. All Rights Reserved. **Do not copy, distribute, or reproduce without express permission.**

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Neutralization Activity of STI - 9167 in the SARS - CoV - 2 Live Virus Neutralization Assays 10 © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

Superior Neutralization Activity of STI - 9167 as Compared to EUA - approved Neutralization Antibodies (nAbs) in the SARS - CoV - 2 Live Omicron Virus Neutralization Assays 11 1 10 100 1000 0 25 50 75 100 Omicron ng/ml F R N T ( % ) Tixagevimab Cilgavimab Bamlanivimab + Etesevimab Sotrovimab STI-9167 Casirivimab + Imdevimab Omicron virus neutralization IC 50 ng/ml STI - 9167 34.4 Tixagevimab 198.9 Cilgavimab 326 Sotrovimab 573.1 Bamlanivimab + Etesevimab > 2000 Casirivimab + Imdevimab > 2000 © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

STI - 9167 Neutralizing Activity Following IN or IV Administration in the K18 - hACE2 Transgenic Mouse Model of COVID - 19 12 RSV mAb = negative control RSV mAb = negative control © 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

STI-9167 GMP Manufacturing and Clinical Developmental Status

- ✓ STI-9167 GMP Master Cell Bank generation completed
- ✓ STI-9167 GMP Drug Product to supply Phase 1/2 studies formulated for intranasal and intravenous dosing has been F/F
  - ✓ Already manufactured enough drug substance for 100,000's of intranasal doses
- ✓ IND-enabling preclinical safety and toxicology studies completed
- IND submission in early February
- Phase 1 clinical trials planned in healthy individuals and infected patients for both intranasal formulation (COVIDROPS) and intravenous formulation (COVISHIELD)

© 2022 Sorrento Therapeutics, Inc. All Rights Reserved. Do not copy, distribute, or reproduce without express permission.

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